PROMISSORY NOTE
                      ---------------

$1,000,000                                  December 1, 1994

FOR VALUE RECEIVED, the undersigned, JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP, a Massachusetts limited partnership (the "Partnership"), with a principal place of business at 200 Berkeley Street, 19th Floor, Boston, Massachusetts 02116, promises to pay to the order of JOHN HANCOCK REALTY EQUITIES, INC., a Delaware corporation (the "Managing General Partner"), at its principal place of business at 200 Berkeley Street, 19th Floor, Boston, Massachusetts 02116, or at such other place as may from time to time be designated in writing by the holder of this note, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000) with interest on the unpaid principal balance at a rate equal to eight and one-half percent (8.5%). The interest which accrues during any calendar month shall be due and payable on the first day of the following calendar month. The entire principal balance and all other indebtedness then owed under this note shall be due and payable in full, at par, on November 30, 1995; however, borrower may prepay the outstanding principal, in part or in whole, at any time without penalty.

All payments of principal and interest shall be made at the principal office of the Managing General Partner in Boston, Massachusetts, or at such other place as the holder hereof may designate.

This Note is given for a $1,000,000.00 loan made on December 1, 1989 which was used by the Partnership to pay down the mortgage loan on Ramsey Place, located in San Antonio Texas, held by the National Life Insurance Company, a Vermont Corporation.

This Note shall be deemed to have been issued under seal, and shall be governed by the laws of the Commonwealth of Massachusetts in all respects.

                               JOHN HANCOCK PROPERTIES
                               LIMITED PARTNERSHIP

                               BY:  JOHN HANCOCK REALTY
                                    EQUITIES, INC.
                                    Managing General Partner

                               By:  WILLIAM M. FITZGERALD
                                    ---------------------
                                    William M. Fitzgerald
                                    Title:   President